Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports First Quarter 2018 Financial Results

•	Record quarterly revenue of $44.8M represents 46% year-over-year growth

•	Revenue guidance raised to $182-$188 million for full year 2018

WALTHAM, MA – May 8, 2018 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its first quarter ended March 31, 2018. Provided in this press release are financial highlights for the quarter, updates to our financial guidance for the year 2018 and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “We had a strong start to the year led by sales of our direct filtration and chromatography products, which were up by over 90% year-on-year. This includes our Spectrum business, which continues to outperform our expectations. We are also excited about the depth of our R&D pipeline which is generating new products, including our recently launched OPUS 80R pre-packed columns that address late stage clinical and commercial opportunities. Our end markets remain strong and with robust demand for our single-use and flexible bioprocessing technologies, we are raising our revenue guidance for 2018.”

First Quarter 2018 Snapshot

•	Total revenue increased by 46% year-over-year, to a new quarterly record of $44.8 million

•	Spectrum product sales contributed $11.7 million, a pro forma increase of 27% year-over-year

•	Organic growth for direct-to-customer Filtration and Chromatography products exceeded 20%

•	GAAP gross margin was 56.1% and adjusted gross margin was 56.6%, an increase of 110 bps

•	GAAP fully-diluted EPS was $0.08 versus $0.09 for the first quarter of 2017

•	Adjusted (non-GAAP) EPS increased 11% to $0.17 versus $0.15 for the first quarter of 2017

Financial Details for the First Quarter of 2018

REVENUE

•	Total revenue for the first quarter of 2018 increased to $44.8 million compared to $30.6 million for the first quarter of 2017, a year-over-year gain of 46% as reported, or 44% at constant currency.

GROSS PROFIT and GROSS MARGIN

•	Gross profit (GAAP) for the first quarter of 2018 was $25.2 million, a year-over-year increase of $8.6 million and representing 56.1% gross margin. Adjusted gross profit (non-GAAP) for the first quarter of 2018 was $25.4 million, a year-over-year increase of $8.4 million. Adjusted gross margin expanded by 110 basis points year-over-year to 56.6%.

OPERATING INCOME and OPERATING MARGIN

•	Operating income (GAAP) for the first quarter of 2018 was $6.0 million, a year-over-year increase of $0.3 million or 5%. Adjusted operating income (non-GAAP) for the first quarter of 2018 was $9.3 million, a year-over-year increase of $2.3 million or 33%. Adjusted operating margin was 20.7% for the first quarter of 2018 versus 22.9% for the same period in 2017.

NET INCOME

•	Net income (GAAP) for the first quarter of 2018 was $3.4 million, a 12% increase from $3.1 million for first quarter of 2017. Adjusted net income (non-GAAP) for the first quarter of 2018 was $7.5 million, a 43% increase from $5.3 million for the first quarter of 2017.

EARNINGS PER SHARE

•	Earnings per share (GAAP) for the first quarter of 2018 were $0.08 on a fully diluted basis compared to $0.09 for the first quarter of 2017. Adjusted EPS (non-GAAP) for the first quarter of 2018 was $0.17 per fully diluted share, an 11% increase from $0.15 for the 2017 period.

EBITDA

•	EBITDA, a non-GAAP financial measure, for the first quarter of 2018 was $10.0 million, a 39% increase from $7.2 million for the first quarter of 2017. Adjusted EBITDA for the first quarter of 2018 was $10.7 million, a 36% increase from $7.8 million for the first quarter of 2017.

CASH

•	Our cash, cash equivalents and marketable securities at March 31, 2018 were $173.9 million compared to $173.8 million at December 31, 2017.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2018

Our financial guidance for the year 2018 is based on expectations for our existing business and does not include the financial impact of potential new acquisitions or future fluctuations in foreign currency exchange rates. This guidance includes the first full year of sales from our acquisition of Spectrum Inc. on August 1, 2017. The guidance below includes revisions to the full year 2018 guidance that we provided on February 22, 2018. Our current expectations for gross margin, operating income and income tax rate guidance are consistent with our previous guidance.

YEAR 2018 GUIDANCE UPDATES:

•	Total revenue is projected to be $182-$188 million, an increase from our previous guidance of $180-$186 million. Our updated revenue guidance reflects growth of 29%-33% or 27.5%-31.5% at constant currency. We are anticipating organic growth in the range of 10%-14% excluding the impact of currency fluctuation, consistent with our previous guidance.

•	Net income is expected to be $14-$16 million on a GAAP basis, an increase from our previous guidance of $14.0-$15.5 million. Adjusted net income is expected to be $30.5-$32.5 million, an increase from our previous guidance of $30.5-$32.0 million.

•	Fully diluted GAAP EPS for the year 2018 is expected to be in the range of $0.32-$0.36, an increase from our previous guidance of $0.31-$0.35. Adjusted fully diluted EPS is expected to be in the range of $0.69-$0.73, an increase from our previous guidance of $0.68-$0.72.

Our non-GAAP guidance for the year 2018 excludes the following items:

•	$10.7 million estimated intangible amortization expense; $0.6 million in cost of product revenue and $10.1 million in G&A.

•	$2.5 million estimated acquisition and integration expenses associated with the Spectrum acquisition.

•	$4.2 million of non-cash interest expense (Other income (expense)) related to our debt financing.

Our non-GAAP guidance for the year 2018 includes:

•	An income tax increase of $1.0 million, representing the tax impact of acquisition costs and intangible amortization.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, May 8, 2018, at 8:30 a.m. EST, to discuss first quarter of 2018 financial results and corporate developments. The conference call will be accessible by dialing toll-free (866) 777-2509 for domestic callers or (412) 317-5413 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855)-669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10120055.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations and adjusted operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income and adjusted earnings per diluted share (EPS). The Company provides revenue growth rates in constant currency to exclude the impact of foreign currency translation in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition costs related to the Company’s acquisitions of Atoll GmbH, TangenX Technology Corporation, and Spectrum Lifesciences, LLC (formerly known as Spectrum, Inc., inventory step-up charges related to the acquisition of Spectrum, intangible amortization costs, non-cash interest expense, and in the case of EBITDA, cash interest expense related to the Company’s May 2016 convertible debt issuance. Also excluded are tax benefits associated with valuation allowances on deferred tax assets, the impact on tax of intangible amortization, tax benefits associated with variable integration expenses and tax benefits associated with tax reform. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a global bioprocessing company that develops and commercializes highly innovative products that deliver cost and process efficiencies to biological drug manufacturers worldwide. Our portfolio includes protein products (Protein A affinity ligands, cell culture growth factors), chromatography products (OPUS® pre-packed columns, chromatography resins, ELISA kits) and filtration products (including XCell™ ATF systems, TangenX™ Sius™ flat sheet TFF cassettes, and Spectrum KrosFlo™ hollow fiber TFF cartridges and systems). The Protein A ligands and growth factor products that we produce are essential components of Protein A affinity resins and cell culture media, respectively. Protein A affinity resins are the industry standard for downstream separation and purification of monoclonal antibody-based therapeutics. Our growth factors are used in upstream processes to accelerate cell growth and productivity in a bioreactor. Our innovative line of OPUS® chromatography columns, used in downstream processes for bench-scale through clinical-scale purification needs, are delivered pre-packed to our customers with their choice of resin. Our XCell™ ATF Systems, available in stainless steel and single-use configurations, are used upstream to continuously eliminate waste from a bioreactor, to concentrate cells and increase product yield. Single-use Sius™ TFF cassettes and hardware are used for biologic drug concentration in downstream filtration processes. Spectrum KrosFlo™ TFF cartridges and systems are used in both upstream and downstream filtration processes. Repligen’s corporate headquarters are in Waltham, MA (USA), with additional administrative and manufacturing operations in Shrewsbury, MA, Rancho Dominguez, CA, Lund, Sweden and Ravensburg, Germany.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of the Spectrum business or our integration of Spectrum, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources and financing plans constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Senior Director Investor Relations

(781) 419-1881

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(unaudited)
(in thousands, except share and per share data)	Three months ended March 31,
	2018	2017
Revenue:
Product revenue	$44,799	$30,569
Royalty and other revenue	31	21

Total revenue	44,830	30,590
Costs and expenses:
Cost of product revenue	19,668	13,990
Research and development	3,288	1,742
Selling, general and administrative	15,898	9,182

	38,854	24,914

Income from operations	5,976	5,676
Investment income	181	96
Interest expense	(1,652)	(1,585)
Other (expense) income	71	(120)

Income before income taxes	4,576	4,067
Income tax (benefit) provision	1,128	999

Net income	$3,448	$3,068

Earnings per share:
Basic	$0.08	$0.09

Diluted	$0.08	$0.09

Weighted average shares outstanding:
Basic	43,621,270	33,891,702

Diluted	44,326,732	34,382,322

Balance Sheet Data:	March 31, 2018	December 31, 2017
Cash, cash equivalents and marketable securities	$173,876	$173,759
Working capital	228,001	217,571
Total assets	743,248	743,464
Long-term obligations	125,744	126,760
Accumulated deficit	(28,737)	(31,508)
Stockholders’ equity	597,183	591,548

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited)

(in thousands)	Three months ended March 31,
	2018	2017
GAAP INCOME (LOSS) FROM OPERATIONS	$5,976	$5,676
ADJUSTMENTS TO INCOME (LOSS) FROM OPERATIONS:
Acquisition and integration costs	655	402
Inventory step-up charges	—	224
Intangible amortization	2,664	715

ADJUSTED INCOME FROM OPERATIONS	$9,295	$7,017

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited)

(in thousands)	Three months ended March 31,
	2018	2017
GAAP NET INCOME	$3,448	$3,068
ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	655	402
Inventory step-up charges	—	224
Intangible amortization	2,664	715
Non-cash interest expense	1,036	970
Tax effect of intangible amortization and acquisition costs	(271)	(101)

ADJUSTED NET INCOME	$7,532	$5,278

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three months ended March 31,
	2018	2017
GAAP NET INCOME PER SHARE - DILUTED	$0.08	$0.09
ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.01	0.01
Inventory step-up charges	—	0.01
Intangible amortization	0.06	0.02
Non-cash interest expense	0.02	0.03
Tax effect of intangible amortization and acquisition costs	(0.01)	(0.00)

ADJUSTED NET INCOME PER SHARE—DILUTED	0.17	$0.15

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited)

(in thousands)	Three months ended March 31,
	2018	2017
GAAP NET INCOME	$3,448	$3,068
ADJUSTMENTS:
Investment Income	(181)	(96)
Interest Expense	1,652	1,585
Tax Provision	1,128	999
Depreciation	1,284	928
Amortization	2,664	715

EBITDA	9,995	7,199
OTHER ADJUSTMENTS:
Acquisition and integration costs	655	402
Inventory step-up charges	—	224

ADJUSTED EBITDA	$10,650	$7,825

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited)

(in thousands)	Three months ended March 31,
	2018	2017
GAAP COST OF SALES	$19,668	$13,990
ADJUSTMENT TO COST OF SALES:
Acquisition and integration costs	(46)	—
Inventory step-up charges	—	(224)
Intangible amortization	(151)	(138)

ADJUSTED COST OF SALES	$19,471	$13,628

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited)

(in thousands)	Three months ended March 31,
	2018	2017
GAAP SG&A EXPENSE	$15,898	$9,182
ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(591)	(402)
Intangible amortization	(2,512)	(577)

ADJUSTED SG&A EXPENSE	$12,795	$8,203

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO

ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2018
	Low End	High End
GUIDANCE ON NET INCOME	$14,000	$16,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	2,541	2,541
Anticipated pre-tax amortization of acquisition-related intangible assets	10,651	10,651
Non-cash interest expense	4,249	4,249
Tax effect of intangible amortization and integration	(962)	(962)
Guidance rounding adjustment	21	21

GUIDANCE ON ADJUSTED NET INCOME	$30,500	$32,500

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2018
	Low End	High End
GUIDANCE ON NET INCOME	$0.32	$0.36
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	$0.06	$0.06
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.24	$0.24
Non-cash interest expense	$0.10	$0.10
Tax effect of intangible amortization and integration	($0.02)	($0.02)
Guidance rounding adjustment	$0.00	$0.00

GUIDANCE ON ADJUSTED NET INCOME	$0.69	$0.73

Totals may not add due to rounding.

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